SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                           FORM 8-K/A

                       (AMENDMENT NO. 1)

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) April 30, 1996



                 CHESAPEAKE ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)


 Delaware                 1-13726                 73-1395733
 (State or other        (Commission              (IRS Employer
 jurisdiction of       File Number)            Identification)
 incorporation)

                   6104 North Western Avenue
                 Oklahoma City, Oklahoma  73118
            (Address of Principal Executive Offices)



                         (405) 848-8000
                 Registrant's telephone number,
                      including area code

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.   Financial Statements and Exhibits

  (a)     Financial Statements of Business Acquired

          Audited Financial Statements

          Report of Independent Accountants
          Statement of Revenues and Direct Operating Expenses for the year ended
            June 30, 1995 and the nine months ended March 31, 1996
          Notes to Statement of Revenues and Direct Operating Expenses

  (b)     Pro Forma Financial Information (unaudited)

          Pro Forma Financial Information
          Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996 Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 1995
          Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 1996
          Notes to Pro Forma Condensed Consolidated Financial Statements

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Chesapeake Energy Corporation

We have audited the accompanying statement of revenues and direct operating expenses of the Amerada Hess Properties, as defined in Note 1, for the year ended June 30, 1995. This statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses of the Amerada Hess Properties was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Chesapeake Energy Corporation dated April 30,
1996) as described in Note 2 and is not intended to be a complete presentation of the revenues and expenses of the Amerada Hess Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Amerada Hess Properties (and was prepared as described in Note 2 of the statement) for the year ended June 30, 1995, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
Oklahoma City, Oklahoma
July 9, 1996

                    AMERADA HESS PROPERTIES

      STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                         (in thousands)
                                                     Nine months
                                                        Ended
                                  Year Ended        March 31, 1996
                                 June 30, 1995       (unaudited)
                                 -------------      -------------
Revenues:
  Oil and gas sales               $     7,882       $     8,414
Direct operating expense:
  Lease operating expenses                948             1,049
                                  -----------       -----------

Excess of revenues over direct
  operating expenses              $     6,934       $     7,365
                                  ===========       ===========

 The accompanying notes are an integral part of this statement.

                    AMERADA HESS PROPERTIES

               NOTES TO THE STATEMENT OF REVENUES
                 AND DIRECT OPERATING EXPENSES


NOTE 1 - THE PROPERTIES
- -----------------------
On April 30, 1996, Chesapeake Energy Corporation (the "Company") purchased interests in certain producing and nonproducing oil and gas properties (collectively, the "Amerada Hess Properties") from the Amerada Hess Corporation ("Amerada Hess") for $35 million, subject to adjustment for activity after the effective date of January 1, 1996. The Amerada Hess Properties, most of which are operated by the Company, are located in the Knox and Golden Trend fields of southern Oklahoma. The Company estimates that it acquired approximately 58 billion cubic feet equivalent ("Bcfe") of proved oil and gas reserves. Additionally, the Company acquired approximately 14,000 net acres of unevaluated leasehold.

NOTE 2 - BASIS OF PRESENTATION
- ------------------------------
During the periods presented, the Amerada Hess Properties were owned by Amerada Hess and were not accounted for as a separate entity. Certain costs, such as general and administrative expenses, interest expense and corporate taxes were not allocated to the Amerada Hess Properties by Amerada Hess. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

The Statement of Revenues and Direct Operating Expenses (the "Statement") was derived from the historical accounting records that the Company main-tains as the Company is operator of substantially all of the Amerada
Hess Properties and represents only the net interests in the Amerada
Hess Properties acquired by the Company. Such information is presented on the accrual basis of accounting. Depreciation, depletion and amortization, general and administrative expenses, interest expense and income taxes are not included. Accordingly, the Statement is not intended to present the financial position and results of operations in accordance with generally accepted accounting principles.

NOTE 3 - RELATED PARTY TRANSACTION
- ----------------------------------
The Company serves as operator for substantially all of the wells included in the Amerada Hess Properties.

NOTE 4 - SUPPLEMENTAL OIL AND GAS INFORMATION (Unaudited)
- ---------------------------------------------------------
Information with respect to historical oil and gas producing activities of the Amerada Hess Properties acquired by the Company is presented in the following tables in compliance with FASB Statement No. 69 "Disclosures
About Oil and Gas Producing Activities". Reserve information with regard to the Amerada Hess Properties is based on the June 30, 1995 reserve report prepared internally by the Company in accordance with regulations prescribed by the Securities and Exchange Commission (the "SEC").

Estimated Proved Reserves
- -------------------------
Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The following table sets forth proved and proved developed reserves for the Amerada Hess Properties as of June 30, 1995 and the related changes in such reserves for the year ended June 30, 1995 (unaudited):

                                           As of or for the year ended
                                                 June 30, 1995
                                           ---------------------------
                                                   Oil        Gas
                                                 (Mbls)      (MMcf)
Proved reserves:

  Beginning Balance                               1,152      57,178

  Production                                       (146)     (2,839)
                                                  -----      ------
  Ending Balance                                  1,006      54,339
                                                  =====      ======
Proved developed reserves:

  Beginning Balance                                 770      25,638

  Ending Balance                                    624      22,799

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

Estimated future net cash flows from proved reserves of the Amerada Hess Properties as of June 30, 1995 are presented in the following table
(in thousands), (unaudited):

                                           As of June 30, 1995
                                           -------------------
  Future cash inflows                         $  107,443

  Future production costs                        (26,041)

  Future development costs                       (21,701)

  Future income tax provision                    (10,107)
                                              -----------
  Future net cash flows                           49,594

  Discounted at 10% per year                     (23,309)
                                              -----------
  Standardized measure of discounted future
    net cash flows                            $   26,285
                                              ==========

Future cash inflows were estimated by applying June 30, 1995 prices to the estimated future production of proved reserves. Such prices were $17.67 per Bbl and $1.65 per Mcf. The future revenue streams were reduced by estimated future operating costs (including production taxes) and future development and abandonment costs, all of which were based on current costs to determine the pretax net cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the standardized measure of future net cash flows.

Change in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The following table sets forth the changes in the standardized measure of discounted future net cash flows from proved reserves for the year ended June 30, 1995 (in thousands) (unaudited):

                                       As of or for the year ended
                                             June 30, 1995
                                             -------------
  Balance, beginning of year                  $     36,039

  Sales, net of production expenses                 (6,934)

  Net changes in sales and transfer prices,
   net of production expenses                       (5,250)

  Net change in income taxes                        (1,174)

  Accretion of discount                              3,604
                                              ------------
    Balance, end of year                      $     26,285
                                              ============

The information presented with respect to estimated future net revenues and cash flows and the present value thereof is not intended to represent the fair value of oil and gas reserves. Actual future prices and production and development costs may vary significantly from those in effect at June 30, 1995, and actual future production may not occur in the periods or amounts projected. This information is presented to allow a reasonable comparison of reserve values prepared using standardized measurement criteria and should be used only for that purpose.

                 CHESAPEAKE ENERGY CORPORATION
                PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma financial statements are presented to reflect the acquisition by Chesapeake Energy Corporation (the "Company") of certain producing and non-producing oil and gas properties (collectively the "Amerada Hess Properties") of Amerada Hess Corporation ("Amerada Hess") in Oklahoma. The acquisition closed on April 30, 1996, and was effective January 1, 1996. Historical information presented for the Amerada Hess Properties consists of the unaudited Statement of Revenues and Direct Operating Expenses. During the periods presented, the Amerada Hess Properties were owned by Amerada Hess and were not accounted for as a separate entity. Certain costs, such as general and administrative expenses, interest expense and corporate taxes were not allocated to the Amerada Hess Properties by Amerada Hess. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

The unaudited Pro Forma Balance Sheet is presented as if the acquisition of the Amerada Hess Properties occurred on March 31, 1996. The unaudited Pro Forma Statements of Operations for the year ended June 30, 1995, and the nine months ended March 31, 1996, are presented as if the acquisition occurred on July 1, 1994. The pro forma financial statements are presented based on adjustments to the historical financial statements of the Company, and the audited Statement of Revenues and Direct Operating Expenses of the Amerada Hess Properties, and are not necessarily indicative of future operations of the Company. The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the Audited Statement of Revenues and Direct Operating Expenses of the Amerada
Hess Properties included in item 7(a) of the Form 8-K. In addition, reference should be made to the financial statements of the Company included in the Form 10-K for the year ended June 30, 1995, and included in the Form 10-Q for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.


                    CHESAPEAKE ENERGY CORPORATION
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                         MARCH 31, 1996
                                      Historical           Pro Forma
                                      Chesapeake    Adjustments   Combined
                                      ----------    -----------   --------
                                                  (in thousands)
CURRENT ASSETS
Cash and cash equivalents              $ 25,948     $    ---     $ 25,948
Accounts receivable                      47,416          160 (a)   47,576
Inventory                                 7,066          ---        7,066
Other                                     1,798          ---        1,798
                                       --------     --------     --------
                                         82,228          160       82,388
                                       --------     --------     --------

PROPERTY AND EQUIPMENT
Oil and gas properties, full cost method
  Evaluated oil and gas properties      279,668       24,560 (a)  304,228
  Unevaluated properties                 76,265       14,024 (a)   90,289
Less: accumulated depreciation, depletion
  and amortization                      (77,089)         ---      (77,089)
                                       --------     --------     --------
                                        278,844       38,584      317,428

Service properties, equipment,
  and other                              22,505          ---       22,505
Less: accumulated depreciation,
  depletion and amortization             (5,797)         ---       (5,797)
                                       --------     --------     --------
                                        295,552       38,584      334,136
                                       --------     --------     --------
OTHER ASSETS                              6,939          ---        6,939
                                       --------     --------     --------
TOTAL ASSETS                           $384,719     $ 38,744     $423,463
                                       ========     ========     ========
CURRENT LIABILITIES
Notes payable and current
  maturities of long-term debt         $  8,496     $    ---     $  8,496
Accounts payable                         62,491          ---       62,491
Related party payables                    6,000          ---        6,000
Accrued liabilities and other             8,048          ---        8,048
Revenues and royalties due others        31,977          ---       31,977
Income taxes payable                        116          ---          116
                                       --------     --------     --------
                                        117,128          ---      117,128
                                       --------     --------     --------
LONG-TERM DEBT                          184,084       38,744 (a)  222,828
                                       --------     --------     --------
OTHER LONG-TERM LIABILITIES              18,750          ---       18,750
                                       --------     --------     --------
STOCKHOLDERS' EQUITY
Common stock                              1,784          ---        1,784
Paid-in capital                          32,354          ---       32,354
Accumulated earnings                     30,619          ---       30,619
                                       --------     --------     --------
                                         64,757          ---       64,757
                                       --------     --------    ---------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                   $384,719     $ 38,744     $423,463
                                       ========     ========     ========

The accompanying notes are an integral part of this statement.


                   CHESAPEAKE ENERGY CORPORATION
   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
                  FOR THE YEAR ENDED JUNE 30, 1995
                                   Historical
                                       Amerada Hess         Pro Forma
                           Chesapeake   Properties   Adjustments  Combined
                           ----------  ------------  -----------  --------
                               (in thousands, except per share amounts)
REVENUES
  Oil an gas sales         $ 56,983     $  7,882     $    ---     $ 64,865
  Oil and gas service
    operations                8,836          ---          ---        8,836
  Interest and other          1,524          ---          ---        1,524
                           --------     --------     --------     --------
      Total revenues         67,343        7,882          ---       75,225
                           --------     --------     --------     --------

COST AND EXPENSES
  Production expenses
   and taxes                  4,256          948          ---        5,204
  Oil and gas service
   operations                 7,747          ---          ---        7,747
  Oil and gas depreciation,
   depletion and amortiza-
   tion                      25,410          ---        2,972 (b)   28,382
  Depreciation and amorti-
   zation of other assets     1,765          ---          ---        1,765
  General and administrative,
   net                        3,578          ---          --- (c)    3,578
  Interest and other          6,627          ---        2,236 (d)    8,863
                           --------     --------     --------      -------
   Total costs and expenses  49,383          948        5,208       55,539
                           --------     --------     --------      -------

INCOME BEFORE INCOME TAXES   17,960        6,934       (5,208)      19,686
INCOME TAX EXPENSE            6,299        2,461       (1,849)       6,911
                           --------     --------     --------     --------
NET INCOME                 $ 11,661     $  4,473     $ (3,359)    $ 12,775
                           ========     ========     ========     ========

EARNINGS PER COMMON SHARE
 COMPUTATION
  Net income available to
   common                  $ 11,661                               $ 12,775
                           ========                               ========
  Net income per common
   share                   $   0.63                               $   0.69
                           ========                               ========
  Weighted average common
   and common equivalent
   shares outstanding        18,624                                 18,624
                           ========                               ========

The accompanying notes are an integral part of this statement.

                 CHESAPEAKE ENERGY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
            FOR THE NINE MONTHS ENDED MARCH 31, 1996
                                   Historical
                                        Amerada Hess        Pro Forma
                            Chesapeake   Properties  Adjustments  Combined
                            ----------  -----------  -----------  --------
                               (in thousands, except per share amounts)
REVENUES
  Oil and gas sales         $ 77,237     $  8,414    $    ---     $ 85,651
  Gas marketing sales         15,345          ---         ---       15,345
  Oil and gas service
    operations                 5,317          ---         ---        5,317
  Interest and other           2,041          ---         ---        2,041
                            --------     --------    --------     --------
      Total revenues          99,940        8,414         ---      108,354
                            --------     --------    --------     --------
COST AND EXPENSES
  Production expenses
    and taxes                  5,839        1,049         ---        6,888
  Gas marketing expenses      14,554          ---         ---       14,554
  Oil and gas service
    operations                 4,263          ---         ---        4,263
  Oil and gas depreciation,
   depletion and amortization 35,268          ---       3,280 (b)   38,548
  Depreciation and
    amortization of other
    assets                     2,151          ---         ---        2,151
  General and administrative,
    net                        3,347          ---         --- (c)    3,347
  Interest and other           9,717          ---       1,677 (d)   11,394
                            --------     --------    --------     --------
   Total costs and expenses   75,139        1,049       4,957       81,145
                            --------     --------    --------     --------

INCOME BEFORE INCOME TAXES    24,801        7,365      (4,957)      27,209
INCOME TAX EXPENSE             8,804        2,615      (1,760)       9,659
                            --------     --------    --------     --------
NET INCOME                  $ 15,997     $  4,750    $ (3,197)    $ 17,550
                            ========     ========    ========     ========
EARNINGS PER COMMON SHARE
 COMPUTATION
  Net income available to
   common                   $ 15,997                              $ 17,550
                            ========                              ========
  Net income per common
   share                    $   0.83                              $   0.91
                            ========                              ========
  Weighted average common
   and common equivalent
   shares outstanding         19,328                                19,328
                            ========                              ========

The accompanying notes are an integral part of this statement.

                   CHESAPEAKE ENERGY CORPORATION
  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)


Note 1 - Summary of Transaction and Basis of Presentation
- ---------------------------------------------------------
On April 30, 1996, Chesapeake Energy Corporation (the "Company") purchased interests in certain producing and nonproducing oil and gas properties (collectively, the "Amerada Hess Properties") from the Amerada Hess Corporation ("Amerada Hess") for $35 million, subject to adjustment for activity after the effective date of January 1, 1996. The properties, most of which are operated by the Company, are located in the Knox and Golden Trend fields of southern Oklahoma. The Company estimates that it ac-quired approximately 58 billion cubic feet equivalent ("Bcfe") of proved oil and gas reserves. Additionally, the Company acquired approximately 14,000 net acres of unevaluated leasehold.

The accompanying unaudited pro forma financial statements are presented to reflect the acquisition of the Amerada Hess Properties. The unaudited Pro Forma Balance Sheet is presented as if the acquisition of the Amerada Hess Properties occurred on March 31, 1996. The unaudited Pro Forma Statements of Operations for the year ended June 30, 1995, and the nine months ended March 31, 1996, are presented as if the acquisition occurred on July 1, 1994. The pro forma financial statements are presented based on adjustments to the historical financial statements of the Company, and the audited Statement of Revenues and Direct Operating Expenses of the Amerada Hess Properties, and are not necessarily indicative of future operations for the Company. During the periods presented, the Amerada Hess Properties were owned by Amerada Hess and were not accounted for as a separate entity. Certain costs, such as general and administrative expenses, interest expense and corporate taxes were not allocated to the Amerada Hess Properties by Amerada Hess. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Note 2 - Pro Forma Adjustments (unaudited)
- ------------------------------------------
The unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations reflect the following adjustments:

(a) - To reflect the use of debt proceeds for the acquisition of the Amerada Hess Properties. The purchase price of the assets acquired was allocated as follows (in thousands):

        Proved oil & gas properties                   $ 24,560
        Unevaluated oil & gas properties                14,024
        Joint interest billing accounts receivable         160
                                                      --------
                                                      $ 38,744
                                                      ========

(b) - To adjust depreciation, depletion and amortization ("DD&A") calculated on the pro forma balance of oil and natural gas properties subject to amortization. DD&A for oil and natural gas properties is computed using the unit of production method at a rate of $0.80 per Mcfe for the year ended June 30, 1995 and $0.83 per Mcfe for the nine months ended March 31, 1996.

(c) - No additional general and administrative expenses are expected to be incurred with the acquisition of the Amerada Hess Properties, as the Company already held an interest in, and is the operator of, substantially all of the properties.

(d) - To reflect interest expense, net of amounts capitalized, on borrowings made to fund the purchase of the Amerada Hess Properties.

Note 3 - Other Pro Forma Information (unaudited)
- ------------------------------------------------
Changes in Pro Forma Estimated Proved Reserves

The following table sets forth the changes in estimated proved reserves for the year ended June 30, 1995, for the Company on a pro forma basis assuming acquisition of the Amerada Hess Properties on July 1, 1994 (unaudited).

                                                Oil               Gas
                                               (MBbls)           (MMcf)
                                               -------           ------
Estimated proved reserves:

  Beginning of year                             4,154            117,066

  Extensions, discoveries, improved recovery    2,345            129,444

  Revisions of previous estimates                (244)            (9,588)

  Production                                   (1,285)           (27,953)

  Purchase of reserves in place                 1,152             57,178
                                               ------            -------
  End of year                                   6,122            266,147
                                               ======            =======
  Proved developed reserves, end of year        2,597            100,563
                                               ======            =======

Standardized Measure of Discounted Future Net Cash Flows

The following table reflects the pro forma standardized measure of discounted future net cash flows of proved oil and gas reserves as of June 30, 1995, assuming the acquisition of the Amerada Hess Properties occurred on July 1, 1994. The information is based on prices in effect as of June 30, 1995, and current costs, discounted at a rate of 10% per year. Future income tax expense is computed by applying the statutory federal income tax rate to the future pre-tax net cash flows relating to estimated proved oil and gas reserves, net of the tax basis of the properties involved and tax credits (unaudited).


  Future cash inflows                              $  534,820

  Future production expenses                         (101,968)

  Future development costs                            (98,244)

  Future income tax provision                         (56,644)
                                                   ----------

  Future net cash flows                               277,964

  Less effect for a 10% discount factor               (92,668)
                                                   ----------

  Standardized measure of discounted future net
   cash flows                                      $  185,296
                                                   ==========

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows

Principal changes in the pro forma standardized measure of discounted future net cash flows attributable to proved oil and gas reserves for the year ended June 30, 1995 are as follows, assuming the acquisition of the Amerada
Hess Properties occurred on July 1, 1994 (unaudited):

  Standardized measure, beginning of year             $  118,608

  Sales of gas and gas produced, net production costs    (59,661)

  Net changes in prices and production costs             (30,824)

  Extensions and discoveries, net of production
   and development costs                                  93,969

  Changes in future development costs                      3,406

  Development costs incurred during the period that
   reduced future development costs                       23,678

  Revisions of previous quantity estimates               (11,204)

  Purchase of developed reserves in place                 36,039

  Accretion of discount                                   17,730

  Net change in income taxes                              (7,660)

  Changes in production rates and other                    1,215
                                                      ----------
  Standardized measure, end of year                   $  185,296
                                                      ==========

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 1996

                                      CHESAPEAKE ENERGY CORPORATION

                                      MARCUS C. ROWLAND

                                      Marcus C. Rowland
                                      Vice President - Finance